Exhibit 10.1

                                  AMENDMENT
                         TO GLOBAL PURCHASE AGREEMENT


      This Amendment ("Amendment") dated as of December 20, 2001 ("Effective Date") is made by and between HSBC Holdings plc, 10 London Thames Street, London EC3R6AE, acting for and on behalf of all current and future subsidiaries, associated and managed companies of HSBC Holdings plc (collectively, "HSBC") and Uniview Softgen Corporation, 17300 N. Dallas Parkway, Suite 2050, Dallas, TX 75248, acting for and on behalf of all subsidiaries, associated and managed companies of Uniview Softgen Corporation (collectively, "Uniview"), as successor in interest to SoftGen (defined below).

      WHEREAS, the parties hereto desire that this Amendment amend the Global Purchase Agreement dated October 26, 1999 by and between HSBC and SoftGen International, Inc. ("SoftGen"), as such may have been amended from time to time (collectively, "Agreement").

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto intending to be legally bound, agree as follows:


 1.   CONSTRUCTION

      In the event that the provisions of this Amendment and the Agreement are inconsistent or conflicting, then the provisions of this Amendment shall control. All capitalized terms not otherwise defined herein shall have the same meanings assigned thereto in the Agreement. Except as modified herein, the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, shall be referred to herein as the "Amended Agreement".


 2.   DEFINITIONS

      2.1. Definitions.   As used herein, the following terms shall have the
           following meanings:

      (a) "Derivative Works" means (i) any and all software applications, software products, APIs, interfaces, work product, services, Improvements, modifications, additions, alterations, enhancements, new versions, translations, adaptations, materials and documentation, in any medium, format or form whatsoever that is derived in any manner, directly or indirectly, from the Licensed Software, or any part or aspect thereof; (ii) any and all "derivative works" (as defined in Title 17, United States Code, S101 et. Seq., as amended) of the Licensed Software; and (iii) any and all materials and documentation related to each of the foregoing.

      (b) "Documentation" means any and all of the materials prepared by or for Uniview for use in connection with the Licensed Software, including user and technical manuals and operation guides, whether in printed, electronic or other form, as such materials may be updated from time to time.

      (c) "Improvements" means any and all ideas, designs, concepts, know-how, technology and discoveries, whether or not patented.

      (d) "Intellectual Property Rights" means any and all rights and registrations (including all renewals and extensions thereof) existing from time to time under patent law, copyright law, trade-secret law, trademark law, moral rights law, unfair competition law, or similar rights in the United States of America and elsewhere throughout the world.

      (e) "Licensed Software" means the object code and Source code of the software listed on Exhibit A attached hereto and made a part hereof.

      (f) "Uniview Personnel" means any and all (i) full-time, part-time and/or temporary employees of Uniview, (ii) independent contractors, consultants and/or agents performing services for or on behalf of Uniview, (iii) any other person performing services at any time for or on behalf of Uniview.

      (g) "Source Code" means both machine readable and human readable copies of the Licensed Software consisting of instructions to be executed upon a computer in the language used by its programmers (i.e., prior to compilation or assembly) in a form in which the program logic of the software is deducible by a human being, fully commented, and including but not limited to (i) all related flow diagrams, specifications (including interface specifications),
           (ii) all Documentation, manuals and other materials which Uniview possesses or has access to, and (iii) all compilers, software tools, and third-party software which Uniview may provide to HSBC without paying anything in excess of a nominal fee, which are necessary or useful to allow HSBC to properly effect modifications and support for the Licensed Software.


 3.   LICENSE GRANT

      3.1. License Grant. Uniview hereby grants, and HSBC hereby accepts, a worldwide, perpetual, irrevocable, non-exclusive, non-transferable (except as described in the Agreement), royalty-free, fully paid-up license to use, execute, display, perform, modify, create Derivative Works of, and internally distribute and reproduce the Licensed Software in any medium in accordance with the terms of the Amended Agreement.

      3.2. Scope of License.   HSBC may (i) use the Licensed Software
           enterprise-wide at any site in any country where HSBC operates;
           (ii) use the Licensed Software on all equipment, workstations and networks of HSBC; (iii) use the Licensed Software on any computer or platform (without regard to processing power) on which Uniview offers the Licensed Software; (iv) install and operate the Licensed Software; (v) maintain and backup the Licensed Software and establish and maintain a disaster recovery site in accordance with HSBC's policies therefor; (vi) integrate the Licensed Software with other software, interfaces, networks and pipelines used by HSBC as of the Effective Date hereof or in the future; and
           (vii) authorize a third party contractor, consultant, outsourcer, vendor or agent of HSBC to perform any of the foregoing on behalf of HSBC, provided that such third parties agree to be bound by confidentiality obligations substantially similar to those set forth in the Amended Agreement. There are no limits or restrictions on the number or identity of individuals who are assigned as users, the number or location of servers or workstations, and/or HSBC's ability to assign, de-assign, change, add or substitute, as the case may be, users, servers, workstations and/or locations. Any of the actions in the preceding sentence may be taken by HSBC at any time without notice to Uniview. HSBC may reverse-engineer all or any portion of the Licensed Software. Notwithstanding anything to the contrary contained in the Amended Agreement, HSBC's use of the Licensed Software (including HSBC Derivative Works) shall be limited to its own internal use and shall not include any transfer of the Licensed Software (including HSBC Derivative Works) or any part thereof to any party outside of HSBC.

      3.3. Copies.   In addition to its rights under the Agreement, HSBC
           shall have the right to make an unlimited number of copies of the Licensed Software, at no additional charge, for use, archival, testing, development, maintenance, backup, training, disaster recovery and any other business purposes.

      3.4. Perpetual License. Notwithstanding anything to the contrary contained in the Agreement, and except as otherwise provided in this Amendment, it is specifically understood and agreed by Uniview that under no circumstances shall the license granted under this Amendment be impaired, revoked or restricted by Uniview in any manner or at any time, except if the license fee set forth in Section 5.2 below has not been paid in full by HSBC in accordance with this Amendment. This Section 3.4 shall not, however, affect Uniview's right to seek other injunctive relief to prevent an initial or continuing material breach of the Amended Agreement, but not affecting HSBC's continuing use of the Licensed Software as contemplated by this Amendment.


 4.   DELIVERY OF LICENSED SOFTWARE AND VERIFICATION

      4.1. Delivery. Uniview shall deliver the Licensed Software to HSBC in CD-ROM and disk form, or such other format requested by HSBC, by January 7, 2001 ("Delivery Date") in accordance with the delivery instructions provided to Uniview by HSBC. If at any time, including but not limited to, after HSBC makes the Final Payment (as defined below) to Uniview, it is discovered that any portion of the Licensed Software was not delivered to HSBC, HSBC shall so notify Uniview and Uniview shall promptly deliver such undelivered portion of the Licensed Software to HSBC.

      4.2. Verification. From the Delivery Date to and including January 31, 2002 ("Verification Period"), HSBC shall have the right to verify that all of the Licensed Software required to be delivered hereunder has been delivered to HSBC ("Verification"). Uniview shall provide all reasonable assistance to HSBC in connection with such Verification, including but not limited to, delivery to HSBC of such indexes of the items of Licensed Software as may be reasonably requested by HSBC and assistance from Cameron Hurst or such other Uniview Personnel designated by HSBC at a location designated by HSBC for a period of time not to exceed fourteen (14) days.


 5.   INTELLECTUAL PROPERTY RIGHTS

      5.1. Ownership of Programs.   Subject to the other provisions of this
           Article 5, HSBC acknowledges and agrees that ownership of the object code and Source Code of (i) the Operating Programs and Further Operating Programs, (ii) the Licensed Software, and (iii) all Customized Software Developments, Further Customized Software Developments and Derivative Works developed by Uniview (x) prior to the Effective Date (whether created solely by Uniview or jointly with HSBC) and/or (y) without the assistance of HSBC after the Effective Date, shall remain with Uniview.

      5.2. Ownership and Assignment of Derivative Works.     Notwithstanding
           any provision to the contrary contained in the Agreement, Uniview acknowledges and agrees that all Derivative Works of the Licensed Software developed by or on behalf of HSBC (whether created solely by HSBC or jointly with Uniview Personnel) after the Effective Date (individually and collectively, "HSBC Derivative Works") shall be exclusively owned by HSBC Holdings plc, and all Intellectual Property Rights and other legal and equitable rights embodied therein or pertaining thereto, are and shall be the exclusive and confidential property of HSBC Holdings plc. To the extent that any of the HSBC Derivative Works are not so considered, Uniview hereby irrevocably assigns, transfers, releases and conveys to HSBC Holdings plc in perpetuity, from the moment of creation, any and all of its right, title and interest in and to such HSBC Derivative Works, including all Intellectual Property Rights and other legal and equitable rights embodied therein or pertaining thereto, free and clear of any and all rights and claims by Uniview, the Uniview Personnel or any other third party, without further consideration or action of either party.

      5.3. Assignment by Uniview Personnel.        Uniview shall use its best
           efforts to cause any and all Uniview Personnel who participated in any way in the development of any of the HSBC Derivative Works to similarly irrevocably assign, transfer, release and convey to HSBC Holdings plc in perpetuity, from the moment of creation, all of their right, title and interest in and to such HSBC Derivative Works, including all Intellectual Property Rights and other legal and equitable rights embodied therein or pertaining thereto, free and clear of any and all rights and claims by the Uniview Personnel or any third party, without further consideration or action of either party or the Uniview Personnel.

      5.4. Moral Rights.       If Uniview or the persons included among the
           Uniview Personnel has any rights to such HSBC Derivative Works that cannot be assigned as described above, Uniview and each person included among the Uniview Personnel (by execution of appropriate documentation obtained by Uniview from such Uniview Personnel) unconditionally and irrevocably (i) waives the enforcement of such rights, and all claims and causes of action of any kind against HSBC with respect to such rights, and agrees, at HSBC's request and expense, to consent to join in any action to enforce such rights, or (ii) in the case where such rights cannot be assigned or waived, hereby grants to HSBC, during the term of such rights, an exclusive, perpetual, irrevocable, worldwide, intra-HSBC group transferable (but not otherwise transferable)and royalty-free license to use, execute, display, perform, modify, create Derivative Works of, and internally distribute and reproduce such HSBC Derivative Works in any medium.

      5.5. Assistance.    Uniview shall and shall use its best efforts to
           cause the Uniview Personnel to give to HSBC and any person designated by HSBC all reasonable assistance to effectuate the purposes of this Article 5, including executing all necessary documents to assist and/or to enable HSBC Holdings plc to perfect, preserve, register and/or record its rights in such HSBC Derivative Works as contemplated by this Article 5.


 6.   PAYMENT TERMS

      6.1. Fees Paid Under Agreement. Uniview acknowledges and agrees that all license fees due for the Licensed Software previously licensed under the Agreement have been paid in full by HSBC save in respect of purchase orders dated or received by Uniview prior to the date of this Amended Agreement and listed on Exhibit C attached hereto and made a part hereof.

      6.2. One-Time License Fee.    The license fee for the Licensed Software
           licensed under this Amendment (and which was not previously licensed under the Agreement) is a one-time license fee of One Million Three Hundred Thousand Dollars (US$1,300,000).

      6.3. Payment.  HSBC shall pay to Uniview the license fee set forth in
           Section 6.2 above as follows: (a) Seventy (70%) Percent (US$910,000) upon execution of this Amendment by both parties and
           (b) Thirty (30%) Percent (US$390,000) ("Final Payment") at the earlier of (i) completion of Verification to HSBC's satisfaction (i.e. that the Verification has revealed that all of the Licensed Software has been fully delivered to HSBC) or (ii) upon the expiration of the Verification Period; provided, however, that the Verification reveals that all of the Licensed Software has been fully delivered to HSBC. In the event that the Verification reveals that any portion of the Licensed Software has not been delivered to HSBC, HSBC shall so notify Uniview and Uniview shall promptly deliver such portion of the Licensed Software to HSBC. HSBC shall not be required to make the Final Payment to Uniview until such undelivered portion of the Licensed Software is delivered to HSBC.


 7.   PERSONNEL

      7.1. Hiring By HSBC.     Uniview acknowledges and agrees that HSBC may,
           at any time, directly or indirectly, solicit, offer employment, employ, or engage any of the Uniview personnel listed on Exhibit B attached hereto and made a part hereof ("Employees"). Uniview hereby unconditionally and irrevocably waives, and shall cause its affiliates, subsidiaries, divisions, and/or business units (individually and collectively, "Uniview Affiliates") to unconditionally and irrevocably waive, all claims and causes of action of any kind against HSBC for HSBC's taking any of the actions described in the preceding sentence

      7.2. Non-Solicitation. Uniview agrees that in the event any of the Employees are employed or engaged to perform services by HSBC after the Effective Date, Uniview will not at any time within two (2) years after the Effective Date, directly or indirectly, solicit, offer employment, employ, or engage any of such Employees.


 8.   SOFTWARE MAINTENANCE

      8.1. Software Maintenance.    From the Effective Date to the earlier of
           (i) the date on which all of the Employees have either accepted or rejected employment offers from HSBC or (ii) 31st March, 2002 ("Maintenance Termination Date"), Uniview shall continue to perform its Software Maintenance obligations under the Agreement, which for the sake of clarity shall cover all of the Licensed Software licensed under this Amendment. After the Maintenance Termination Date, Uniview shall have no further obligation to perform Software Maintenance except as provided in the remainder of this Section. HSBC acknowledges and agrees that in no event will HSBC be entitled to any refund of fees paid by HSBC to Uniview for Maintenance Services for the period following the Maintenance Termination Date. In the event HSBC requires software maintenance and support services following the Maintenance Termination Date, HSBC shall so notify Uniview and Uniview shall promptly, but no later than fourteen (14) days after the request from HSBC, respond to HSBC in writing with a price quotation for the particular services requested, estimated time to complete the services, and any travel or other charges that HSBC will incur in connection with such services. If HSBC accepts such written quote, HSBC shall sign the quote and such signed quote shall be an "Order" for such services.

      8.2. Other Services. Notwithstanding Section 8.1 of this Amendment, Uniview shall continue to provide HSBC with any Technical Assistance, Project Management, software development and any other consultancy or professional services in accordance with the terms of the Agreement at the fees set forth in Schedule 4 attached to the Agreement, except as may otherwise be agreed by the parties in writing.


 9.   GENERAL

      9.1. Code.     The parties specifically agree that they and any
           trustee in bankruptcy shall abide by the terms of 11 United States Code, Section 365(n).

      9.2. Uniview hereby represents and warrants that prior to and upon the Effective Date of the Amendment: (i) Uniview is solvent;
           (ii) Uniview is adequately capitalized in light of its anticipated business operations; and (iii)Uniview is paying its debts as they become due (and currently has no reason to believe that it will cease being able to do so).

      9.3. Governing Law; Jurisdiction. The Amended Agreement will be construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. Any litigation arising out of or connected in any way with the Amended Agreement shall take place in a State or Federal court of competent jurisdiction in New York County, State of New York. The parties hereby agree that the service of process or other papers upon either of them in accordance with law at their respective addresses set forth herein shall be deemed good, proper and effective service and hereby expressly waive any defense based upon venue lack of personal jurisdiction or forum non conveniens.


      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives as of the date set forth above.


 HSBC Holdings plc                  Uniview Softgen Corporation


 By: /s/ Alan Jebson                By: /s/ Patrick A. Custer
    ---------------------------         ---------------------------

 Name:   Alan Jebson                Name:  Patrick A. Custer

 Title:  Group IT Director          Title: Chief Executive Officer

 Date:   December 20, 2001          Date:  December 20, 2001

                               EXHIBIT A

                          LICENSED SOFTWARE


 All object code and Source Code for the following:


 1. All Operating Programs, Customized Software Developments, Further Operating Programs and Further Customized Software Developments licensed by and/or developed for HSBC under the Agreement (excluding HSBC Derivative Works).


 2. The following software, including but not limited to, all Customized Software Developments, Further Customized Software Developments, application libraries and Derivative Works developed by or on behalf of Uniview relating to any of the following (excluding the HSBC Derivative Works):

      (a)  CIMPhony Server

      (b)  ADRM

      (c)  Transaction Server 1 and 2

      (d)  Campaign Manager

      (e)  CIMPhony Select

      (f)  CIMWeb

      (g)  Screen Pop

      (h)  ACD Status Display

      (i)  Total Call Experience

      (j)  GUI Desktop

      (k)  CIMPhony System Monitor

      (l)  CIMPhony Agent Manager

      (m)  CTI Toolbar

      (n)  Tickerstats

      (o)  MeridienLink Support

      (p)  MLOIA Server


 3. All Documentation relating to the foregoing

                                  EXHIBIT B


                              UNIVIEW PERSONNEL


                     CTO, VP Operations, four engineers.

                                      A

                                  EXHIBIT C


                           SECTION 6.1 UNPAID FEES


                                 $296,458.49